SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

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Check the Appropriate Box:

[  ] Preliminary Proxy Statement
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Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PIMCO MUNICIPAL INCOME FUND
PIMCO CALIFORNIA MUNICIPAL INCOME FUND
PIMCO NEW YORK MUNICIPAL INCOME FUND
PIMCO MUNICIPAL INCOME FUND II
PIMCO CALIFORNIA MUNICIPAL INCOME FUND II
PIMCO NEW YORK MUNICIPAL INCOME FUND II
PIMCO MUNICIPAL INCOME FUND III
PIMCO CALIFORNIA MUNICIPAL INCOME FUND III
(Name of registrant as specified in its charter)

DRYDEN CAPITAL FUND, LP
DRYDEN CAPITAL, LLC
DRYDEN CAPITAL GP, LLC
T. MATTHEW BUFFINGTON
MATTHEW C. LEAVITT
 (Name of person(s) filing proxy statement, if other than the registrant)

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[X] No fee required.
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Dryden Capital Fund, LP, together with the other participants named herein (collectively, “Dryden”), has filed with the Securities and Exchange Commission a definitive proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its director nominee at the upcoming 2018 annual meeting of shareholders of PIMCO Municipal Income Fund (“PMF”); PIMCO Municipal Income Fund II (“PML”); PIMCO Municipal Income Fund III (“PMX”); PIMCO New York Municipal Income Fund (“PNF”); PIMCO New York Municipal Income Fund II (“PNI”); PIMCO California Municipal Income Fund (“PCQ”); PIMCO California Municipal Income Fund II (“PCK”); and PIMCO California Municipal Income Fund III (“PZC”) (each a “Fund” and, collectively, “PIMCO” or the “Funds”).

On December 13, 2018, Dryden issued the following press release:

ISS Recommends that Preferred Shareholders Vote “FOR” Dryden’s Nominee, T. Matthew Buffington as a Preferred Trustee on Board of Eight PIMCO Funds

Leading proxy advisory firm recommends preferred shareholders return the GOLD proxy card to vote FOR the election of T. Matthew Buffington to the Board, “as additional shareholder perspective on the board appears warranted”*

NEW YORK, December 13, 2018 -- Dryden Capital Fund, LP and its affiliates (collectively, "Dryden" or "we"), a preferred shareholder of PIMCO Municipal Income Fund ("PMF"); PIMCO Municipal Income Fund II ("PML"); PIMCO Municipal Income Fund III ("PMX"); PIMCO New York Municipal Income Fund ("PNF"); PIMCO New York Municipal Income Fund II ("PNI"); PIMCO California Municipal Income Fund ("PCQ"); PIMCO California Municipal Income Fund II ("PCK"); and PIMCO California Municipal Income Fund III ("PZC") (each a "Fund" and, collectively, "PIMCO" or the "Funds"), announced today that Institutional Shareholder Services (“ISS”), one of the world’s leading independent proxy advisor firms, is recommending that PIMCO preferred shareholders vote “FOR” the election of the Dryden nominee, T. Matthew Buffington, to serve as one of the preferred trustees on the Funds’ boards.  PIMCO’s joint annual meeting is scheduled to be held on December 19, 2018, in New York, New York.

T. Matthew Buffington and Matthew C. Leavitt, founding partners at Dryden, commented, “We are pleased that ISS has recommended Dryden’s nominee for election to the Funds’ boards.  As an unbiased third party, ISS’s decision validates the need to fill the preferred trustee seat with someone who is aligned with all stakeholders and who will consider preferred share issues from a different viewpoint than the current board members.   As seen in the recent tender offer results, we believe our fellow preferred shareholders know their shares are worth more than 85% of par; now we hope they’ll follow ISS’s recommendation and valued independent opinion to have their voice heard at the board level.”

In summarizing its recommendations, ISS commented, “Given that [PIMCO’s] board has failed to provide full liquidity to ARPS holders by not keeping step with municipal CEF ARPS industry redemptions, and that [PIMCO’s] recent tender offer price at 85 percent of par was below where its peers have provided liquidity to their own ARPS holders…additional shareholder perspective on the board might be beneficial to ARPS holders by requesting that [PIMCO’s] board afford ARPS holders a means to obtain liquidity for their shares in line with peers.  As such, support FOR Dryden's nominee, T. Matthew Buffington, is warranted.”*

VOTE THE GOLD PROXY CARD TODAY TO DRIVE NEEDED CHANGE

Dryden urges all preferred shareholders to follow ISS’s recommendation – it is important that preferred shareholders sign, date, and return the GOLD proxy card TODAY to vote FOR the election of Mr. Buffington to the Board.  The preferred shareholders of the Funds should not return the WHITE proxy card or any other proxy cards furnished to them on behalf of the Funds.  If you have already submitted a WHITE proxy card, you have every right to change your vote — please use the GOLD proxy card to vote by Internet or telephone or simply sign, date and return the GOLD proxy card. Only your latest dated proxy will be counted.  IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT INVESTORCOM AT (877) 972-0090 FOR SHAREHOLDERS AND (203) 972-9300 FOR BANKS AND BROKERS.

*Dryden has neither sought nor obtained consent from any third party to use previously published information as proxy soliciting material.

ADDITIONAL INFORMATION
Dryden has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with PIMCO’s 2018 joint annual meeting of shareholders (the “Annual Meeting”).  Shareholders are advised to read the proxy statement and any other documents related to the solicitation of PIMCO shareholders in connection with the Annual Meeting because they contain important information. These materials and other materials filed by Dryden with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Dryden with the SEC also are available, without charge, by directing a request to Dryden's proxy solicitor, InvestorCom, at (877) 972-0090 for shareholders and (203) 972-9300 for banks and brokers.

ABOUT DRYDEN CAPITAL: Dryden Capital is a long-term, value-oriented investment firm that employs a bottom-up, fundamentals-driven investment process.

Investor Contact
Matt Leavitt
Investor Relations
305-788-2413
info@drydenfund.com